ARTICLES OF AMENDMENT to the

                  ARTICLES OF INCORPORATION of

               FRIEDE GOLDMAN INTERNATIONAL INC.

                 setting forth the terms of its

         SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

     (Pursuant to Section 79-4-6.02(d) of the Mississippi
                   Business Corporation Act)




     In accordance with the provisions of Section 79-4-6.02(d) of the Mississippi Business Corporation Act (the "MBCA"), Friede Goldman International Inc., a Mississippi corporation (the "Corporation"), hereby amends the Corporation's Articles of Incorporation (the "Articles of Incorporation") to set forth the terms of the Corporation's Series A Junior Participating Preferred Stock:

     WHEREAS, pursuant to the Corporation's Articles of Incorporation, as amended to date, the Corporation is authorized to issue up to 5,000,000 shares of preferred stock, par value
$0.01 per share (the "Preferred Stock") from time to time, of which no shares are currently outstanding; and

     WHEREAS, pursuant to the authority vested in the Board of Directors of the Corporation (the "Board of Directors" or the "Board") in accordance with Section 79-4-6.02(d) of the MBCA and the Corporation's Articles of Incorporation, the Board of Directors is authorized to amend the Corporation's Articles of Incorporation to designate the number of shares of Preferred Stock to be issued, in one or more series, and to set forth the powers, designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof.

     FIRST: The name of the corporation is Friede Goldman
International Inc.

     SECOND: Article FOURTH of the Corporation's Articles of
Incorporation is hereby amended and restated to read in its entirety as follows:


          FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 130,000,000, of which 5,000,000 shares shall be Preferred Stock, par value $0.01 per share, and 125,000,000 shares shall be Common Stock, par value $0.01 per share.

     A.   Series A Junior Participating Preferred Stock.
     (i) Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 50,000.

     (ii) Dividends and Distributions.

          (a) Subject to the rights of the holders of any shares of any series of Preferred Stock of the Corporation (the "Preferred Stock") (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $0.01 per share, of the Corporation (the "Common Stock") and of any other stock of the Corporation ranking junior to the Series A Preferred Stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, quarterly dividends payable in cash on the last day of January, April, July, and October in each year (each such date being referred to herein as a "Dividend Payment Date"), commencing on the first Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (1) $10.00 and (2) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock, declared on the Common Stock since the immediately preceding Dividend Payment Date or, with respect to the first Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event that the Corporation shall at any time after December 21, 1998, declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (2) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (b) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (a) of this Section (ii) immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Dividend Payment Date and the next subsequent Dividend Payment Date, a dividend of $10.00 per share on the Series

     A Preferred Stock shall nevertheless be payable, when, as and if declared, on such subsequent Dividend Payment Date.

          (c) Dividends shall begin to accrue and be cumulative, whether or not earned or declared, on outstanding shares of Series A Preferred Stock from the Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

     (iii) Voting Rights.  The holders of shares of Series A
     Preferred Stock shall have the following voting rights:

          (a)  Subject to the provision for adjustment
     hereinafter set forth and except as otherwise provided elsewhere in the Articles of Incorporation or required by law, each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters upon which the holders of the Common Stock of the Corporation are entitled to vote. In the event the Corporation shall at any time after December 21, 1998 declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (b) Except as otherwise provided in these Articles of Incorporation and except as otherwise required by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

          (c) Except as set forth in these Articles of Incorporation, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     (iv) Certain Restrictions.

          (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section (ii) of this Article FOURTH are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not earned or declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

               (1) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (as to dividends) to the Series A Preferred Stock;

               (2) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (as to dividends) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (3) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series A Preferred Stock or rights, warrants or options to acquire such junior stock;

               (4) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the

          Corporation unless the Corporation could, under paragraph (a) of this Section (iv), purchase or otherwise acquire such shares at such time and in such manner.

     (v) Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their retirement become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to any conditions and restrictions on issuance set forth herein.

     (vi) Liquidation, Dissolution or Winding Up.  Upon any
     liquidation, dissolution or   winding up of the Corporation,
     no distribution shall be made (a) to the holders of the Common Stock or of shares of any other stock of the Corporation ranking junior, upon liquidation, dissolution or winding up, to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $10.00 per share, plus an amount equal to accrued and unpaid dividend distributions thereon, whether or not earned or declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (b) to the holders of shares of stock ranking on a parity upon liquidation, dissolution or winding up with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Preferred Stock liquidation preference and the liquidation preferences of all other classes and series of stock of the Corporation, if any, that rank on a parity with the Series A Preferred Stock in respect thereof, then the assets available for such distribution shall be distributed ratably to the holders of the Series A Preferred Stock and the holders of such parity shares in the proportion to their respective liquidation preferences. In the event the Corporation shall at any time after December 21, 1998 declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause
     (a) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (vii) Consolidation, Merger, etc. In the case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common

     Stock are converted into, exchanged for or changed into other stock or securities, cash and/or any property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly converted into, exchanged for or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is converted, exchanged or converted. In the event the Corporation shall at any time after December 21, 1998 declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the conversion, exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (viii) No Redemption.  The shares of Series A Preferred
     Stock shall not be redeemable from any holder.

     (ix) Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation, junior to all other series of Preferred Stock and senior to the Common Stock.

     (x) Amendment. If any proposed amendment to the Articles of Incorporation would alter, change or repeal any of the preferences, powers or special rights given to the Series A Preferred Stock so as to affect the Series A Preferred Stock adversely, then the holders of the Series A Preferred Stock shall be entitled to vote separately as a class upon such amendment, and the affirmative vote of two-thirds of the outstanding shares of the Series A Preferred Stock, voting separately as a class, shall be necessary for the adoption thereof, in addition to such other vote as may be required by the Mississippi Business Corporation Act.

     (xi) Fractional Shares. Series A Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

     (B)  Preferred Stock.

     (i) One or more additional series of Preferred Stock may be issued from time to time in such amounts as may be determined by the Board of Directors. The voting powers, designations, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, of the Preferred Stock of each series shall be such as are fixed by the Board of Directors, the authority so to do being hereby expressly granted, and as are stated and expressed in Articles of Amendment to these Articles of Incorporation adopted by the Board of Directors providing for the issue of such series of Preferred Stock (herein called an "Preferred Stock Amendment"). The Preferred Stock Amendment as to any series shall (a) establish the number of shares constituting, and the distinctive designation of, that series, (b) fix the dividend rate, if any, of the shares of such series, the payment dates for dividends on shares of such series and the date or dates, or the method of determining the date or dates, if any, from which dividends on shares of such series shall be cumulative, (c) fix the amount or amounts payable on shares of such series upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, (d) state the price or prices or rate or rates, and adjustments, if any, at which, the time or times and the terms and conditions upon which, the shares of such series may be redeemed at the option of the Corporation or at the option of the holder or holders of shares of such series or upon the occurrence of a specified event, and state whether such shares may be redeemed for cash, property or rights, including securities of the Corporation or another entity; and such Preferred Stock Amendment may (1) limit the number of shares of such series that may be issued, (2) provide for a sinking fund for the purchase or redemption of shares of such series and specify the terms and conditions governing the operations of any such fund, (3) grant voting rights to the holders of shares of such series, provided that each share shall not have more than one vote per share, (4) impose conditions or restrictions upon the creation of indebtedness of the Corporation or upon the issuance of additional Preferred Stock or other capital stock ranking on a parity therewith, or prior thereto, with respect to dividends or distribution of assets upon liquidation, (5) impose conditions or restrictions upon the payment of dividends upon, or the making of other distributions to, or the acquisition of, shares ranking junior to the Preferred Stock or to any series thereof with respect to dividends or distributions of assets upon liquidation, (6) state the time or times, the price or prices or the rate or rates of exchange and other terms, conditions and adjustments upon which shares of any such series may be made convertible into, or exchangeable for, at the option of the holder or the Corporation or upon the occurrence of a specified event, shares of any other class or classes or of any other series of Preferred Stock or any other class or classes of stock or other securities of the Corporation, and (7) grant such other special rights and impose such qualifications, limitations or restrictions thereon as shall be fixed by the Board of Directors, to the extent not inconsistent with this Article FOURTH and to the full extent now or hereafter permitted by the laws of the State of Mississippi.

     (ii) Except as by law expressly provided, or except as may be provided in any Preferred Stock Amendment, the Preferred Stock shall have no right or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any meeting of shareholders of the Corporation.

     (iii) Preferred Stock that is redeemed, purchased or retired by the Corporation shall assume the status of authorized but unissued Preferred Stock and may thereafter, subject to the provisions of any Preferred Stock Amendment providing for the issue of any particular series of Preferred Stock, be reissued in the same manner as authorized but unissued Preferred Stock.

     (C)  Common Stock.

          All shares of the Common Stock of the Corporation shall be identical and except as otherwise required by law or as otherwise provided in the Directors' Amendment, if any, adopted by the Board of Directors with respect to any series of Preferred Stock, the holders of the Common Stock shall exclusively possess all voting power, and each share of Common Stock shall have one vote.

     THREE: These Articles of Amendment to the Corporation's
Articles of Incorporation are adopted as of the date set forth below.

     FOUR: These Articles of Amendment to the Corporation's Articles of Incorporation have been duly adopted by the Board of Directors of the Corporation pursuant to the authority vested in such board in accordance with the provisions of the Mississippi Business Corporation Act and the Corporation's Articles of Incorporation.

     IN WITNESS WHEREOF, these Articles of Amendment to the Corporation's Articles of Incorporation have been executed on behalf of the Corporation by its Chairman of the Board, President and Chief Executive Officer and attested by its Secretary this 7th day of December 1998.



                              /s/ J. L. HOLLOWAY
                              J. L. Holloway
                              Chairman of the Board, President
                              and Chief Executive Officer

Attest:/s/ JAMES A. LOWE, III
       James A. Lowe, III
       General Counsel and Secretary

                         ARTICLES OF MERGER

     The undersigned corporation pursuant to Section 79-4-11.05 of the Mississippi Code of 1972, as amended, ( the "Code") hereby executes the following document and sets forth:

     FIRST: The name of the first corporation is:

                  Friede Goldman Mississippi, Inc.

     SECOND: The name of the second corporation is:

                  Friede Goldman International Inc.

     THIRD: The future effective date of the merger is 12:01 a.m., October 5, 1998.

     FOURTH: The Plan of Merger ("Plan") between Friede Goldman
Mississippi, Inc. and Friede Goldman International Inc. is attached hereto as Exhibit A.

     FIFTH: Friede Goldman Mississippi, Inc. had 1,000 shares of Common Stock outstanding and entitled to vote on the Plan. There were no other classes of voting securities of Friede Goldman Mississippi, Inc. outstanding. The total number of votes cast FOR the Plan was 1,000. The total number of votes cast AGAINST the Plan was 0.

     SIXTH: Friede Goldman International Inc. had 24,492,797 shares of Common Stock outstanding and entitled to vote on the Plan. There were no other classes of voting securities of Friede Goldman International Inc. outstanding. The total number of votes cast FOR the Plan was 18,741,647. The total number of votes cast AGAINST the Plan was 301,256.

     SEVENTH: The number of shareholder votes cast by the shareholders of both Friede Goldman Mississippi, Inc. and Friede Goldman
International Inc. were sufficient for approval by the shareholders of both corporations.

     IN WITNESS WHEREOF, these Articles of Merger have been executed by the undersigned on the 28th day of September, 1998.

Friede Goldman Mississippi, Inc.

By: /s/ J.L. HOLLOWAY
    J. L. Holloway, Chairman of the Board of Directors,
    President and Chief Executive Officer

Friede Goldman International Inc.

By:  /s/ J.L. HOLLOWAY
     J. L. Holloway, Chairman of the Board of Directors,
     President and Chief Executiive Officer

                                                           Exhibit A

                  AGREEMENT AND PLAN OF MERGER
                              of
               FRIEDE GOLDMAN INTERNATIONAL INC.
              and FRIEDE GOLDMAN MISSISSIPPI, INC.

          THIS IS AN AGREEMENT AND PLAN OF MERGER (this "Agreement") by and between Friede Goldman International Inc., a Delaware corporation ("Friede Goldman"), and Friede Goldman
Mississippi, Inc., a Mississippi corporation ("FGM").   Friede
Goldman and FGM are hereinafter collectively referred to as the "Constituent Corporations."

                            RECITALS

          WHEREAS, Friede Goldman is a corporation organized and existing under the laws of the State of Delaware, having been incorporated on May 21, 1997, and having authorized capital stock consisting of (i) 125,000,000 shares of common stock, par value $.01 per share ("Friede Goldman Common Stock") and (ii) 5,000,000 shares of preferred stock, par value $.01 per share ("Friede Goldman Preferred Stock"), 24,492,797 of which shares of Friede Goldman Common Stock are issued and outstanding and none of which shares of Friede Goldman Preferred Stock are issued and outstanding; and the outstanding shares of Friede Goldman Common Stock are entitled to vote on the Merger (as described below); and

          WHEREAS, the Board of Directors of Friede Goldman has determined that it is the best interests of Friede Goldman and its stockholders to change the corporation's domicile from Delaware to Mississippi; and Friede Goldman has formed FGM as a wholly-owned subsidiary for the express purpose of effecting the reincorporation of Friede Goldman in the State of Mississippi; and

          WHEREAS, FGM is a corporation organized and existing under the laws of the State of Mississippi, having been incorporated on September 22, 1998, and having authorized capital stock consisting of (i) 125,000,000 shares of common stock, par value $.01 per share (the "FGM Common Stock") and (ii) 5,000,000 shares of preferred stock, par value $.01 per share (the "FGM Preferred Stock"), 1,000 of which shares of FGM Common Stock are issued and outstanding, all of which outstanding shares of FGM Common Stock are owned by Friede Goldman, and none of which shares of FGM Preferred Stock are outstanding; and

          WHEREAS, the respective Boards of Directors of the Constituent Corporations have determined that it is in the best interests of such corporations and the stockholders of Friede Goldman and the sole shareholder of FGM, respectively, to merge Friede Goldman with and into FGM, with FGM to be the surviving corporation (such merger being hereinafter referred to as the "Merger"), and each of such Boards of Directors have authorized, approved and adopted this Agreement and has directed that it be submitted to the stockholders of Friede Goldman and the sole shareholder of FGM, respectively, for approval.

          NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                    ARTICLE I:    THE MERGER

          Section 1.1.   The Merger and Surviving Corporation.
     At the Effective Time of the Merger (as hereinafter defined), Friede Goldman shall be merged with and into FGM, the separate existence of Friede Goldman shall cease and FGM (hereinafter sometimes referred to as the "Surviving Corporation") shall be the surviving corporation of the Merger and shall continue to exist by virtue of, and shall be governed by, the laws of the State of Mississippi. The name of the Surviving Corporation shall be "Friede Goldman International Inc." as provided in the Amendment to the Articles of Incorporation of the Surviving Corporation set forth in Section 3.1 below.

          Section 1.2. Effective Time of the Merger. The Merger shall be effective upon the later of the filing of a Certificate of Merger with the Secretary of State of the State of Delaware and Articles of Merger with the Secretary of State of the State of Mississippi (the "Effective Time").

          Section 1.3.   Effect of Merger.   At the Effective
     Time, Friede Goldman shall merge with and into FGM, and the separate existence of Friede Goldman shall cease. Without limiting any provisions of applicable law of the State of Delaware or the State of Mississippi, at the Effective Time:
     (i) the Surviving Corporation shall succeed, without other transfer, to all the assets, rights, powers and property of the Constituent Corporations, and title to all real estate and other property owned by each of the Constituent Corporations shall be vested in the Surviving Corporation without reversion or impairment; (ii) the Surviving Corporation shall succeed, without other transfer, to all of the debts, liabilities and obligations of the Constituent Corporations as if it had incurred them itself; (iii) any proceeding pending against either of the Constituent Corporations may be continued as if the Merger did not occur or the Surviving Corporation may be substituted in the proceeding for Friede Goldman; (iv) the Surviving Corporation shall be subject to all actions previously taken by the Boards of Directors of the Constituent Corporations, and shall assume all obligations of Friede Goldman relating to the indemnification of its officers and directors; (v) the Surviving Corporation shall assume, without any further action, all employee benefit plans of Friede Goldman, including, but not limited to, all stock option, stock purchase, stock repurchase, deferred compensation, welfare and savings plans, as well all employment and severance agreements, subject, in each case, to the terms and conditions of such plans and agreements. and (vi) the shares of Friede Goldman Common Stock that are to be converted into shares of common stock, par value $.01 per share, of the Surviving Corporation ("Surviving Corporation Common Stock") shall be so converted.

                SECTION II:  CONVERSION OF STOCK

          Section 2.1 Conversion Shares of Friede Goldman Common Stock. At the Effective Time, by virtue of the Merger and without any action by the parties hereto or any other person, (i) each share of Friede Goldman Common Stock issued and outstanding immediately prior thereto shall be converted into and exchanged for one fully paid and nonassessable share of Surviving Corporation Common Stock and (ii) each option or right to purchase a share of Friede Goldman Common Stock issued and outstanding immediately prior thereto shall be converted into and exchanged for one option or right, as the case may be, to purchase a share of Surviving Corporation Common Stock, upon the same terms and subject to the same conditions.

          Section 2.2. Cancellation of FGM Common Stock. At the Effective Time of the Merger, each share of FGM Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by FGM, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

          Section 2.3. Exchange of Share Certificates. (a) After the Effective Time, the holder of an outstanding certificate representing shares of Friede Goldman Common Stock may, at such stockholder's option, surrender the same for cancellation to the Surviving Corporation and such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of Surviving Corporation Common Stock into which the surrendered shares were converted as herein provided. Until so surrendered, each outstanding certificate theretofore representing shares of Friede Goldman Common Stock shall be deemed for all purposes to represent the number of shares of Surviving Corporation Common Stock into which such shares of Friede Goldman Common Stock were converted in the Merger.

          (b) The registered owner on the books and records of the Surviving Corporation of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock of the Surviving Corporation represented by such outstanding certificate as provided above.

    ARTICLE III:  CHARTER DOCUMENTS; DIRECTORS AND OFFICERS

          Section 3.1. Articles of Incorporation. The Articles of Incorporation of FGM shall be the Articles of Incorporation of the Surviving Corporation, except that Article First thereof shall be amended to read in its entirety as follows:

               FIRST: The name of the Corporation is:

                    Friede Goldman International Inc.


          Section 3.2. Bylaws. The Bylaws of FGM as in effect at the Effective Time shall continue to be the Bylaws of the Surviving Corporation until amended as provided in said Bylaws, except that the name of the Surviving Corporation shall be "Friede Goldman International Inc."

          Section 3.3. Directors. The persons who are serving as the directors of Friede Goldman as of the Effective Time shall be the directors of the Surviving Corporation until changed in accordance with the Bylaws of the Surviving Corporation and applicable law. Directors of the Surviving Corporation shall serve on the committees on which they served as directors of Friede Goldman. The persons who are serving as the directors of FGM as of the Effective Time shall hold no such position with the Surviving Corporation, except insofar as such directors hold such position with Friede Goldman.

          Section 3.4. Officers. The persons who are serving as the directors of FGM as of the Effective Time shall be the directors of the Surviving Corporation until changed in accordance with the Bylaws of the Surviving Corporation and applicable law. The persons who are serving as the officers of Friede Goldman as of the Effective Time shall hold no such office with the Surviving Corporation, except insofar as such officers hold such office with FGM.

              ARTICLE IV:   CONDITIONS TO CLOSING

          Section 4.1  Conditions to Closing. The respective
     obligations of the Constituent Corporation to consummate the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

               (a) This Agreement and the Merger shall have been authorized and approved by a majority of the stockholders of Friede Goldman entitled to vote and present, in person or by proxy, at the Special Meeting of Stockholders of Friede Goldman to be held expressly for such purpose, and by Friede Goldman, the sole stockholder of FGM, in accordance with the relevant provisions of the Delaware General Corporation Law (the "DGCL"), the Certificate of Incorporation of Friede Goldman, the Bylaws of Friede Goldman, the Mississippi Business Corporation Act, the Articles of Incorporation of FGM and the Bylaws of FGM, as applicable. After the such approval and adoption of this Agreement, and the satisfaction of the other conditions set forth herein, all required documents shall be executed, verified, filed, and recorded and all required acts shall be done under the provisions of the applicable statutes of the States of Delaware and Mississippi in order to accomplish the Merger;

               (b) As of the Effective Time, no action, suit or proceeding shall have been instituted or, to the knowledge of the Constituent Corporations, be pending or threatened before any court or other governmental body by any public agency or governmental authority seeking to restrain, enjoin or prohibit the consummation of the transactions contemplated hereby or to seek damages or other relief in connection therewith against any officer or director of either of the Constituent Corporations.

              ARTICLE V: AMENDMENT AND TERMINATION

          Section 5.1. Amendment. This Agreement may be supplemented or amended in any manner at any time and from time to time prior to the Effective Time by the mutual consent of Friede Goldman and FGM without any action by the stockholders of Friede Goldman or the sole shareholder of FGM; provided, that any amendment, modification or supplement to this Agreement after its approval by the stockholders of Friede Goldman but prior to the Effective Time shall require the approval of the stockholders of Friede Goldman unless the amendment, modification or supplement to this Agreement (i) does not alter (a) the amount or kind of shares to be received thereunder in exchange for shares of Friede Goldman Common Stock, or (b) any term of the Articles of Incorporation of the Surviving Corporation as provided for in this Agreement, and (ii) does not alter any of the terms and conditions of this Agreement in a manner that would adversely affect the holders of Friede Goldman Common Stock.

          Section 5.2. Termination. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time by action taken by the Board of Directors of either Constituent Corporation for any reason whatsoever, notwithstanding the approval of this Agreement and the Merger by the stockholders of Friede Goldman or the sole shareholder of FGM, or by both.

                ARTICLE VI:   FURTHER ASSURANCES

          Section 6.1. Further Assurances. If at any time the Surviving Corporation shall consider or be advised that any further assignments or assurances or any other things are necessary or desirable to vest in the Surviving Corporation, in accordance with the terms of this Agreement, the title of any property or rights of Friede Goldman, or otherwise to carry out this Agreement or the Merger, the last acting officers and directors of Friede Goldman or the corresponding officers and directors of the Surviving Corporation shall and will execute and make all such proper assignments and assurances and do all things necessary or proper to vest title in such property or rights in the Surviving Corporation, or otherwise to carry out this Agreement or the Merger.

                     ARTICLE VII:   GENERAL

          Section 7.1. Registered Office. The address of the registered office of the Surviving Corporation of the Merger in the State of Mississippi shall be 525 East Capitol Street, Suite 402, Jackson, Mississippi 39201, and James A.
     Lowe, III shall be the registered agent of the Surviving Corporation at such address.

          Section 7.2.   Governing Law.  This Agreement shall in
     all respects be construed, interpreted and enforced in accordance with and governed by the laws of the [State of Mississippi] and, so far as applicable, the merger provisions of the DGCL.

          Section 7.3. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or its terms to produce or account for more than one of such counterparts.

     IN WITNESS WHEREOF, the Constituent Corporations have caused this Agreement to be executed by their respective officers whose signatures are set forth below, all as of the 28th day of September 1998.

ATTEST:                       FRIEDE GOLDMAN INTERNATIONAL INC.
                              a Delaware corporation



By: /s/ JAMES A. LOWEE, III   By: /s/ J.L. HOLLOWAY
     James A. Lowe, III            J. L. Holloway
     Secretary                     Chairman of the Board,
                                   President and Chief Executive
                                   Officer

ATTEST:                       FRIEDE GOLDMAN MISSISSIPPI, INC.
                              a Mississippi corporation



By: /s/ JAMES A. LOWE, III    By: /s/ J. L. HOLLOWAY
     James A. Lowe, III            J. L. Holloway
     Secretary                     Chairman of the Board,
                                   President and Chief Executive
                                   Officer

                          State of Delaware
                  Office of the Secretary of State

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF
DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

     "FRIEDE GOLDMAN INTERNATIONAL INC.", A DELAWARE CORPORATION, WITH AND INTO "FRIEDE GOLDMAN MISSISSIPPI, INC." UNDER THE NAME OF "FRIEDE GOLDMAN INTERNATIONAL INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF MISSISSIPPI, AS RECEIVED AND FILED IN THIS OFFICE THE SIXTH DAY OF OCTOBER, A.D. 1998, AT 1:30 O'CLOCK P.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ EDWARD J. FREEL
Edward J. Freel, Secretary of State

AUTHENTICATION: 9340482

                       DATE: 10-06-98

                        CERTIFICATE OF MERGER

             Merger of Friede Goldman International Inc.
                            with and into
                  Friede Goldman Mississippi, Inc.

     Pursuant to the provisions of Section 252 of the Delaware General Corporation Law, the undersigned certifies as follows concerning the merger (the "Merger") of Friede Goldman International Inc., a Delaware corporation, with and into Friede Goldman Mississippi, Inc., a Mississippi corporation, with Friede Goldman Mississippi, Inc. as the surviving corporation (in such capacity, the "Surviving Corporation"):

     1. The Agreement and Plan of Merger, dated as of September 28th, 1998 (the "Merger Agreement") has been approved, adopted, certified, executed and acknowledged by each of the undersigned corporations in accordance with Section 252(c) of the Delaware General Corporation Law.

     2. The Merger contemplated in the Agreement will be effective at the Effective Time (as defined in the Merger Agreement).

     3. The name of the Surviving Corporation shall be Friede Goldman Mississippi, Inc., but shall be changed immediately after the Effective Time (as defined in the Merger Agreement) as contemplated by paragraph 4 below.

     4. The Certificate of Incorporation of Friede Goldman Mississippi, Inc., as in effect at the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation; provided, however, Article FIRST thereof shall be amended immediately after the Effective Time so that the name of the Surviving Corporation set forth therein shall be "Friede Goldman International Inc."

     5. The executed Agreement is on file at the principal place of business of the Surviving Corporation, 525 East Capitol Street, Suite 402, Jackson, Mississippi 39201.

     6. A copy of the Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of Friede Goldman International Inc. or Friede Goldman Mississippi, Inc.

     7. The Surviving Corporation may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of Friede Goldman International Inc. as well as for enforcement of any obligation of the Surviving Corporation arising from the Merger, including any suit or other proceeding to enforce the right of any stockholder as determined in appraisal proceedings pursuant to the provisions of Section 262 of the Delaware

General Corporation Law, and the Surviving Corporation does hereby irrevocably appoint the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or other proceeding. The address to which a copy of such process shall be mailed by the Secretary of State of the State of Delaware is 525 East Capitol Street, Suite 402, Jackson, Mississippi 39201, Attention:
General Counsel, until the Surviving Corporation shall have hereafter designated in writing to the Secretary of State of the State of Delaware a different address for such purpose.

     IN WITNESS WHEREOF, the Surviving Corporation has executed this Certificate of Merger this 5th day of October, 1998, effective for all purposes as of the Effective Time.

                         FRIEDE GOLDMAN MISSISSIPPI, INC.



                         By:  /s/ JAMES A. LOWE, III
                              James A. Lowe, III
                              Secretary and General Counsel

                        State of Mississippi
                     Secretary of State's Office
                             Eric Clark
                         Secretary of State
                        Jackson, Mississippi

             MISSISSIPPI CORPORATION INFORMATION SYSTEM

Corporation Name:
FRIEDE GOLDMAN MISSISSIPPI, INC.

Corp ID: 0661478
Filed: 09/22/1998 AT 8:00 A. M.

Filing Fee Receipt: $50.00

[STATE SEAL HERE]             SECRETARY OF STATE
                              P.O. Box 136
                              Jackson, MS 39205
                              (601) 359-1333


                              /s/ ERIC CLARK
                              ERIC CLARK
                              Secretary of State

                      ARTICLES OF INCORPORATION
                                 OF
                  FRIEDE GOLDMAN MISSISSIPPI, INC.

     The undersigned, pursuant to Section 79-4-2.02 of the Mississippi Code of 1972, hereby executes the following document and sets forth:

     FIRST:  The name of the corporation is:

                  Friede Goldman Mississippi, Inc.

     SECOND: The address of the corporation's registered office in the State of Mississippi is 525 East Capitol Street, Suite 402,
Jackson, Mississippi 39201. The name of the registered agent of the corporation at such address is James A. Lowe, III.

     THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the laws of Mississippi.

     FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 130,000,000, of which 5,000,000 shares shall be Preferred Stock, par value $0.01 per share, and 125,000,000 shares shall be Common Stock, par value $0.01 per share.

     A.   Preferred Stock.   (1) Preferred Stock may be issued from
     time to time in one or more series and in such amounts as may be determined by the Board of Directors. The voting powers, designations, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, of the Preferred Stock of each series shall be such as are fixed by the Board of Directors, authority so to do being hereby expressly granted, and as are stated and expressed in a resolution or resolutions adopted by the Board of Directors providing for the issue of such series of Preferred Stock (herein called the "Directors' Resolution"). The Directors' Resolution as to any series shall
     (a) establish the number of shares constituting, and the distinctive designation of, that series, (b) fix the dividend rate, if any, of the shares of such series, the payment dates for dividends on shares of such series and the date or dates, or the method of determining the date or dates, if any, from which dividends on shares of such series shall be cumulative, (c) fix the amount or amounts payable on shares of such series upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, (d) state the price or prices or rate or rates, and adjustments, if any, at which, the time or times and the terms and conditions upon which, the shares of such series may be redeemed at the option of the Corporation or at the option of the holder or holders of shares of such series or upon the occurrence of a specified event, and state whether such shares may be redeemed for cash, property or rights, including securities of the Corporation or another entity; and such Directors' Resolution may (i) limit the number of shares of such series that may be issued, (ii) provide for a sinking fund for the purchase or redemption of shares of such series and specify the terms and conditions governing the operations of any such fund, (iii) grant voting rights to the holders of shares of such series, provided that each share shall not have more than one vote per share, (iv) impose conditions or restrictions upon the creation of indebtedness of the Corporation or upon the issuance of additional Preferred Stock or other capital stock ranking on a parity therewith, or prior thereto, with respect to dividends or distribution of assets upon liquidation, (v) impose conditions or restrictions upon the payment of dividends upon, or the making of other distributions to, or the acquisition of, shares ranking junior to the Preferred Stock or to any series thereof with respect to dividends or distributions of assets upon liquidation, (vi) state the time or times, the price or prices or the rate or rates of exchange and other terms, conditions and adjustments upon which shares of any such series may be made convertible into, or exchangeable for, at the option of the holder or the Corporation or upon the occurrence of a specified event, shares of any other class or classes or of any other series of Preferred Stock or any other class or classes of stock or other securities of the Corporation, and (vii) grant such other special rights and impose such qualifications, limitations or restrictions thereon as shall be fixed by the Board of Directors, to the extent not inconsistent with this Article FOURTH and to the full extent now or hereafter permitted by the laws of the State of Mississippi.

     (2) Except as by law expressly provided, or except as may be provided in any Directors' Resolution, the Preferred Stock shall have no right or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any meeting of shareholders of the Corporation.

     (3) Preferred Stock that is redeemed, purchased or retired by the Corporation shall assume the status of authorized but unissued Preferred Stock and may thereafter, subject to the provisions of any Directors' Resolution providing for the issue of any particular series of Preferred Stock, be reissued in the same manner as authorized but unissued Preferred Stock.

     B.   Common Stock.   All shares of the Common Stock of the
     Corporation shall be identical and except as otherwise required by law or as otherwise provided in the Directors' Resolution or Resolutions, if any, adopted by the Board of Directors with respect to any series of Preferred Stock, the holders of the Common Stock shall exclusively possess all voting power, and each share of Common Stock shall have one vote.

     FIFTH: The business and affairs of the Corporation shall be managed and controlled by its Board of Directors. The number of directors constituting the Board of Directors shall be fixed by the Board of Directors, but shall not be less than three or more than 15. The Board of Directors may increase or decrease the exact number of directors from time to time subject to Miss. Code Ann. Section 79-4-8.03(b) which limits any change to 30% of the number of directors last approved by the Shareholders.

     At the expiration of the initial term of the directors, and of each succeeding term, the directors shall be elected to serve until the next annual meeting of shareholders [except in the event classes are implemented as provided below] and until their successors are elected and qualified or until their earlier death, resignation, removal or retirement. Any director elected or appointed to fill a vacancy shall hold office for the remaining term of the position to which he was appointed. No decrease in the number of directors constituting the Corporation's Board of Directors shall shorten the term of any incumbent director. Any vacancy in the Board of Directors, whether arising through death, resignation or removal of a director, or through an increase in the number of directors, shall be filled by the majority vote of the remaining directors.

     A director of the Corporation may be removed only for cause and only upon the affirmative vote of the holders of a majority of the outstanding capital stock of the Corporation entitled to vote at an election of directors, subject to further restrictions on removal, not inconsistent with this Article FIFTH, as may be contained in the Bylaws.

     Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Articles of Incorporation applicable thereto.

     At any time the number of directors is composed of nine or more members, the Board of Directors may, upon majority vote, create classes of directors, to take effect at the next annual meeting of the shareholders. The directors shall be divided into three classes as nearly equal in number as possible, designated Class I, Class II and Class III. The initial term for the directors in Class I shall expire at the annual meeting of the shareholders following the first election by classes; the initial term of the directors in Class II shall expire at the second annual meeting of the shareholders following the first election by classes; and the initial term of the directors in Class III shall expire at the third annual meeting of the shareholders following the first election by classes. Thereafter, the term of office for each class shall be three years. Any increase or decrease in the number of directors constituting the Board shall be apportioned among the classes so as to maintain the number of directors in each class as nearly as possible to one-third the whole number of directors
as so adjusted.   The Bylaws may contain any provision regarding
classification of the Corporation's directors not inconsistent with the terms hereof.

     SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and shareholders:

     A. The Board of Directors is authorized to alter, amend or repeal the Bylaws or adopt new Bylaws of the Corporation. The shareholders shall not repeal or change the Bylaws of the Corporation unless such repeal or change is approved by the affirmative vote of the holders of not less than 80% of the total voting power of all shares of stock of the Corporation entitled to vote in the election of directors, considered for the purposes of this paragraph A as a single class.

     B. Election of directors need not be by written ballot unless the Bylaws so provide.

     C. In addition to the powers herein or by statute expressly conferred upon the Corporation's directors, the Corporation's directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the statutes of Mississippi, these Articles of Incorporation, and any Bylaws adopted by the shareholders; provided, however, that no Bylaws hereafter adopted shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

     D. No action shall be taken by the shareholders except at an annual or special meeting with prior notice and a vote. No action shall be taken by the shareholders by written consent.

     SEVENTH: The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Mississippi at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

     EIGHTH: The Board of Directors is hereby authorized to create and issue, whether or not in connection with the issuance and sale of any of its stock or other securities, rights (the "Rights") entitling the holders thereof to purchase from the Corporation shares of capital stock or other securities. The times at which and the terms upon which the Rights are to be issued will be determined by the Board of Directors and set forth in the contracts or instruments that evidence the Rights. The authority of the Board of Directors with respect to the Rights shall include, but not be limited to, determination of the following:

     (a) The initial purchase price per share of the capital stock or other securities of the Corporation to be purchased upon exercise of the Rights.

     (b) Provisions relating to the times at which and the circumstances under which the Rights may be exercised or sold or otherwise transferred, either together with or separately from, any other securities of the Corporation.

     (c) Provisions that adjust the number or exercise price of the Rights or amount or nature of the securities or other property receivable upon exercise of the Rights in the event of a combination, split or recapitalization of any capital stock of the Corporation, a change in ownership of the Corporation's securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation or any capital stock of the Corporation, and provisions restricting the ability of the Corporation to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the Corporation under such Rights.

     (d) Provisions that deny the holder of a specified percentage of the outstanding securities of the Corporation the right to exercise the Rights and/or cause the Rights held by such holder to become void.

     (e)  Provisions that permit the Corporation to redeem the Rights.

     (f) The appointment of one or more agents to take specified actions on behalf of the Corporation with respect to the Rights.

     NINTH: No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article NINTH shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 79-4-8.33 of the Mississippi Code of 1972, as amended, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article NINTH shall apply to, or have any effect on, the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the laws of the State of Mississippi are amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the laws of the State of Mississippi, as so amended.

     TENTH: The provisions set forth in this Article TENTH and Articles FIFTH, SIXTH, EIGHTH and NINTH hereof may not be amended, altered, changed, repealed or rescinded in any respect unless such action is approved by the affirmative vote of the holders of not less than 80 percent of the total voting power of all shares of stock of the Corporation entitled to vote in the election of directors, considered for purposes of this Article TENTH as a single class. The voting requirements contained in this Article TENTH and in Article SIXTH hereof shall be in addition to voting requirements imposed by law, other provisions of these Articles of Incorporation or any designation of preferences in favor of certain classes or series of shares of capital stock of the Corporation.

     ELEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its shareholders or any class of them, any court of equitable jurisdiction within the State of Mississippi may, on the application in a summary way of this Corporation or of any creditor or shareholder thereof or on the application of any receiver or receivers appointed for this Corporation or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the shareholders or class of shareholders, of this Corporation, as the case may be, and also on this Corporation.

     TWELFTH:  The Corporation is to have perpetual existence.

     THIRTEENTH: The initial directors of the Corporation are J. L. Holloway, John G. Corlew and Howell W. Todd.

     IN WITNESS WHEREOF, these Articles of Incorporation have been executed by the incorporator of the Corporation on the 22nd day of September, 1998.

                         INCORPORATOR


                         /s/ JOHN G. CORLEW
                         JOHN G. CORLEW
                         400 East Capitol, Suite 300
                         Jackson, MS 39201